Exhibit 10.7

ASSIGNMENT OF OIL, GAS AND MINERAL LEASE

STATE OF TEXAS

COUNTY OF CALHOUN

KNOW ALL MEN BY THESE PRESENTS, THAT, SANKA EXPLORATION COMPANY, whose address is 7700 San Felipe, Suite 500, Houston, Texas 77063 (hereinafter referred to as "Assignor"), for One Thousand Dollars ($1,000.00 & OVC), and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby bargain, sell, grant, assign and convey unto TEXEN OIL & GAS, INC., whose address is 10603 Grant Road, Suite 209, Houston, Texas 77070 (hereinafter referred to as "Assignee"), all of Assignor's right, title and interest in and to the Oil, Gas and Mineral Lease set out and described in the schedule attached hereto, marked Exhibit "A".

TO HAVE AND TO HOLD said interests unto Assignee, its successors and assigns, forever subject to and in accordance with the following terms and provisions:

1.

Assignor reserves and excepts from this Assignment an overriding royalty on all oil, gas and other minerals equal to the difference, if any, between the total of the Lessor's royalty, all overriding royalty and other burdens of record as of the date of this Assignment and Twenty-Five Percent (25%), leaving to Assignee a net revenue interest in and to the leases of Seventy-Five Percent (75%). This overriding royalty shall be free and clear of all costs, claims, charges, expenses and taxes, except production or severance taxes and shall be delivered in the same manner as provided in the lease for calculation and payment or delivery of royalty therein reserved to the Lessor. Said overriding royalty shall apply to any extensions of the lease described on Exhibit "A" and to any renewals thereof made within two (2) years of the expiration of the respective primary term.

2.

This Assignment is made without warranty of title, but with full subrogation of all rights and actions of warranty which may exist in favor of Assignor.

3.

It is agreed that Assignee, its successors and assigns, shall have the right, without the further approval of Assignor, to pool and unitize the mineral leases described in Exhibit "A" and the lands affected thereby, or portions thereof with other lands, or lease to form one or more pooled units in accordance with the authority granted by said leases or otherwise; and as to each unit so created, Assignor shall be entitled to receive in lieu of the overriding royalty interest herein reserved that proportion of said interest which the amount of the surface acreage affected by said overriding royalty interest and placed in the unit bears to the entire surface area of the unit. As to any unit created by order of the Railroad Commission of Texas for the State of Texas, or other regulatory body having jurisdiction, the overriding royalty herein reserved shall be calculated on the production allocated under such order to the lands affected by said overriding royalty.

4.

In the event that the mineral lease described in Exhibit "A" affect less than 100% of the mineral rights in the lands described therein, or if Assignor owns less than the full leasehold interest on such lands then the overriding royalty interest herein reserved shall be reduced proportionately.

5.

The provisions hereof shall extend to and bind the successors and assigns of the parties hereto; but regardless of actual or constructive notice on the part of Assignor, no change in the ownership of the overriding royalty herein reserved by Assignor, or change in the capacity or status of Assignor, however resulting, shall impose any additional burden on Assignee, nor shall any change in ownership or in the status or capacity of said party impair the effectiveness of payments made to Assignor, unless Assignee shall have been furnished, forty-five (45) days before such payment is made, with a certified copy of the recorded instrument or judgment evidencing such transfer of ownership or change in status or capacity. The furnishing of such evidence shall not affect the validity of payments theretofore made by Assignee.

IN WITNESS WHEREOF, this instrument is executed on this 12th day of September, 2002, in the presence of the undersigned competent witnesses.

WITNESSES:

__________________________                 /s/ H. P. Gamble
__________________________                 Harry P. Gamble, IV
                                                                     Agent and Attorney-In-Fact
                                                                     Sanka Exploration Company

STATE OF TEXAS

COUNTY OF HARRIS

On this 12th day of September, 2002, before me appears Harry P. Gamble, IV, as Agent and Attorney-In-Fact for Sanka Exploration Company, to me personally known, who, being by me duly sworn, did say that he signed the foregoing instrument and acknowledged that he executed the same as his free act and deed on behalf of Sanka Exploration Company.

/s/ Gerald Walrath
Notary Public

[SEAL]
Gerald Walrath
Notary Public, State of Texas
My Commission Expires
April 1, 2003

EXHIBIT "A"

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSIGNMENT OF OIL, GAS AND MINERAL LEASE DATED SEPTEMBER 12, 2002, BY AND BETWEEN SANKA EXPLORATION COMPANY, AS ASSIGNOR, AND TEXEN OIL & GAS, INC., AS ASSIGNEE.

  That certain Oil, Gas and Mineral Lease dated July 2, 2002, by and between Bruce G. Herlin, Cathy G. Hunter, and Cara P. Herlin, Trustees, as Lessor, to and in favor of Sanka Exploration Company, as Lessee, which Lease is recorded in Volume _____ at Page _____ of the County Clerk's records of Calhoun County, Texas. Said Lease covers Forty (40) acres, more or less, in Section 47 out of the Theodore F. Koch Subdivision in the James Hughson League, Abstract No. 23 of Calhoun County, Texas.